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                                                                   EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-73786) and related Prospectus of Hewlett-Packard Company for the registration of shares of its common stock and contingent value rights and to the incorporation by reference therein of our reports dated January 16, 2002, with respect to the consolidated financial statements and schedule of Compaq Computer Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/  Ernst & Young LLP

Houston, Texas

February 12, 2002